UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 23, 2021

Date of Report (Date of earliest event reported)

GOODRICH PETROLEUM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana St., Suite 700

Houston, Texas 77002

(Address of principal executive offices)

(713) 780-9494

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GDP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on November 23, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 21, 2021, with Paloma Partners VI Holdings, LLC, a Delaware limited liability company (“Parent”), and Paloma VI Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on November 24, 2021, Merger Sub commenced a tender offer (the “Offer”) to purchase any and all of the shares of common stock, par value $0.01 per share (the “Shares”), of the Company that were issued and outstanding at a price of $23.00 per Share (the “Offer Price”) in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 24, 2021, and in the related Letter of Transmittal, filed as Exhibit (a)(1)(i) and Exhibit (a)(1)(ii), respectively, to the Tender Offer Statement on Schedule TO originally filed with the SEC by Parent and Merger Sub on November 24, 2021.

The Offer expired at 12:00 A.M. midnight, New York City time, on December 23, 2021 (the “Expiration Time”). American Stock Transfer & Trust Company LLC, in its capacity as depositary and paying agent for the Offer (the “Depositary”), has advised Parent and Merger Sub that a total of 12,014,916 Shares were validly tendered and not validly withdrawn (excluding, for the avoidance of doubt, Shares presented pursuant to guaranteed delivery procedures provided by Parent, but which have not yet been validly tendered in satisfaction of such guarantee and in accordance with such procedures) pursuant to the Offer as of the Expiration Time, which, when combined with the 1,838,510 Shares owned by Parent (the “Parent Shares”), represents approximately 87% of the outstanding Shares.

The number of Shares validly tendered and not properly withdrawn pursuant to the Offer, when combined with the Parent Shares, satisfies the Minimum Condition. All conditions to the Offer having been satisfied or waived, on December 23, 2021, Merger Sub irrevocably accepted for payment all such Shares validly tendered and not validly withdrawn prior to the Expiration Time (the “Acceptance Time”). Payment of the Offer Price for such Shares will be promptly made by the Depositary in accordance with the terms of the Offer.

On December 23, 2021 (the “Closing Date”), pursuant to the terms of the Merger Agreement and without a vote of the stockholders of the Company in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), the Company merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), any Shares not purchased pursuant to the Offer (other than (i) Shares that are held by any stockholders who properly demand appraisal in connection with the Merger, (ii) Shares then owned by Parent, Merger Sub or certain of their affiliates and (iii) Shares held in treasury by the Company or by any of its wholly owned subsidiaries) were automatically converted into the right to receive the Offer Price, without interest, less any applicable withholding taxes.

Immediately prior to the Acceptance Time, (a) each restricted stock award of the Company (whether vested or unvested) that was outstanding immediately prior to the Acceptance Time vested in full and was canceled and converted into the right to receive an amount in cash equal to the product of (i) the Offer Price and (ii) the total number of Shares subject to such restricted stock award, (b) each award of phantom stock of the Company subject to time-based vesting (whether vested or unvested) that was outstanding immediately prior to the Acceptance Time vested in full and was canceled and converted into the right to receive an amount in cash equal to the product of (i) the Offer Price and (ii) the total number of Shares subject to such time-based phantom stock award and (c) each award of phantom stock of the Company subject to performance-based vesting (whether vested or unvested) that was outstanding immediately prior to the Acceptance Time vested based on actual achievement of the performance criteria set forth in the applicable award agreement for a truncated performance period beginning on the date of grant of such performance-based phantom stock award and ending at the Acceptance Time and was canceled and converted into the right to receive an amount in cash equal to the product of (i) the Offer Price and (ii) after giving effect to the foregoing, the total number of Shares subject to the vested portion of such performance-based phantom stock award.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 23, 2021 and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified the NYSE American LLC (the “NYSE American”) that the Merger had been consummated, and requested that the trading of Shares on the NYSE American be halted after market close on the Closing Date and that the listing of the Shares on the NYSE American be withdrawn. In addition, the Company requested that the NYSE American file with the SEC a notification on Form 25 to report the delisting of the Shares from the NYSE American and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01, Item 3.01, Item 5.01, Item 5.03 and Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and the consummation of the Merger without a vote of the stockholders of the Company pursuant to Section 251(h) of the DGCL on the Closing Date, a change in control of the Company occurred. Parent obtained the funds necessary to fund the acquisition through equity financing from EnCap Energy Capital Fund XI L.P., an affiliate of Parent and Merger Sub.

The information set forth under Item 2.01, Item 5.02, Item 5.03 and Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, pursuant to the terms of the Merger Agreement, at the Effective Time, Walter G. Goodrich, Robert C. Turnham, Jr., Ronald F. Coleman, K. Adam Leight, Timothy D. Leuliette, Jeffrey S. Serota, Edward J. Sondey and Thomas M. Souers each ceased to be directors of the Company and members of any committee of the Company’s board of directors.

In connection with the Merger, at the Effective Time, Walter G. Goodrich, Robert C. Turnham, Jr., Michael J. Killelea and Kristen M. McWatters each ceased to be officers of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of the Company ceased to be in effect and the certificate of incorporation and bylaws of Merger Sub became the certificate of incorporation and bylaws of the Surviving Corporation, in accordance with the terms of the Merger Agreement, except that all references in such certificate of incorporation to Merger Sub were automatically amended to become references to “Goodrich Petroleum Corporation”. Copies of the restated certificate of incorporation and amended and restated bylaws of the Surviving Corporation are filed as Exhibits 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Following the completion of the Merger, the newly constituted board of directors of the Company approved, and recommended that Parent, the sole stockholder of the Company following the transactions contemplated by the Merger Agreement, approve, (i) the conversion of the Company from a Delaware corporation to a Delaware limited liability company (the “Conversion”), (ii) the Certificate of Formation of the Company (the “Certificate of Formation”), and (iii) the Limited Liability Company Agreement of the Company (the “LLC Agreement”), which were subsequently approved by Parent by written consent. The Conversion was effected as of 11:59 p.m., New York City time, on December 23, 2021 pursuant to the filing of a certificate of conversion (the “Certificate of Conversion”) with the Secretary of State of the State of Delaware. The foregoing summary descriptions of the Certificate of Conversion, Certificate of Formation and LLC Agreement do not purport to be complete and are qualified in their entirety by reference to the terms of the Certificate of Conversion, Certificate of Formation and LLC Agreement, which are filed as Exhibit 3.3, Exhibit 3.4 and Exhibit 3.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of November 21, 2021, by and among Goodrich Petroleum Corporation, Paloma Partners VI Holdings, LLC and Paloma VI Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Goodrich Petroleum Corporation with the SEC on November 23, 2021).*
3.1	Restated Certificate of Incorporation of Goodrich Petroleum Corporation (f/k/a Paloma VI Merger Sub, Inc.).
3.2	Amended and Restated Bylaws of Goodrich Petroleum Corporation (f/k/a Paloma VI Merger Sub, Inc.).
3.3	Certificate of Conversion of Goodrich Petroleum Corporation to Paloma Natural Gas Holdings, LLC.
3.4	Certificate of Formation of Paloma Natural Gas Holdings, LLC.
3.5	Limited Liability Company Agreement of Paloma Natural Gas Holdings, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION
(Registrant)

By:	/s/ Michael J. Killelea
Michael J. Killelea
Executive Vice President, General Counsel and Corporate Secretary

Dated: December 23, 2021

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